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                                                                       EXHIBIT 8



                                  May 5, 1997




Pacific Century Financial Corporation
130 Merchant Street
Honolulu, HI 96813

Ladies and Gentlemen:

We have acted as tax counsel to Pacific Century Financial Corporation ("PCFC") in connection with the Registration Statement on Form S-4, Registration No. 333-24379, filed by PCFC with the Securities Exchange Commission (the "Registration Statement") and hereby confirm to you our opinion as set forth under the heading, "THE MERGER--Certain Federal Income Tax Considerations" in the Proxy Statement/Prospectus included in the Registration Statement, subject to the assumptions set forth in this letter. Capitalized terms used but not defined herein have the meanings specified in the Agreement and Plan of Reorganization dated as of February 24, 1997 (the "Merger Agreement").

In connection with our opinion, we have assumed the following with your consent and the consent of CU Bancorp ("CU"):

1.  The Merger will be effected in accordance with the Merger Agreement;

2.  The representations in the Shareholders' Agreements described in Section
    8.15 of the Merger Agreement were true and correct when made and will remain true and correct through the Effective Time;


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3.  Prior to the Effective Time, the Persons described in Section 8.13(a) of the Merger Agreement will have executed and delivered to PCFC the agreements ("Affiliate Agreements") required by Section 11.9 of the Merger Agreement, and the representations in the Affiliate Agreements will be true and correct when made and will remain true and correct through the Effective Time;

4. As of the Effective Time, PCFC and CU will make the representations set forth in Exhibit E of the Merger Agreement and such representations will be true and correct.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to us under the heading "THE MERGER--Certain Federal Income Tax Considerations." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                  Very truly yours,


                                  /s/ Carlsmith Ball Wichman
                                       Case & Ichiki